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                                                                       Exhibit 5
                                                 November 17, 1997


The Learning Company, Inc.
One Athenaeum Street
Cambridge, MA 02142

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         I am Vice President and General Counsel of The Learning Company, Inc., a Delaware corporation (the "Company"), and am issuing this opinion in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), 394,838 shares (the "Shares") of common stock of the Company, par value $.01 per share, issuable upon the exercise of options granted under the Microsystems Software, Inc. 1994 Incentive Stock Option Plan (the "Microsystems Plan"), the Skills Bank Corporation Incentive Stock Option Plan (the "Skills Bank Plan") and the Stock Option Agreement dated April 18, 1994 between Skills Bank Corporation and Dr. Thomas Samph (the "Samph Option Agreement").

         In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Microsystems Plan, (iii) the Skills Bank Plan,
(iv) the Samph Option Agreement, (v) the Restated Certificate of Incorporation and the Bylaws of the Company, as amended, each as currently in effect, (vi) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

         I am admitted to the Bar of the Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of the Commonwealth of Massachusetts.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been paid for and certificates therefor have been issued and delivered upon exercise of options in accordance with the terms of the Microsystems Plan, the Skills Bank Plan and the Samph Option Agreement as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.
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         This opinion is furnished by me, as counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.


                                                              Very truly yours,

                                                              /s/ Neal S. Winneg
                                                              Neal S. Winneg
                                                              General Counsel